SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Warning Model Management, Inc.
(Name of Registrant as Specified in Its Charter)

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Warning Model Management, Inc.
9440 Santa Monica Boulevard, Suite 400
Beverly Hills, CA 90210
Telephone: (310) 860-9969

June 24, 2004

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of Warning Model Management, Inc. ("WNMI" or the “Company”), a New York Corporation, to be held on August 5, 2004 at 9:00 A.M., local time, at The Regent Beverly Wilshire, Burgundi Room, 9500 Wilshire Boulevard, Beverly Hills, CA, 90212.

At the Special Meeting, the Stockholders will vote upon the following:

1.   To increase the number of authorized shares of our common stock from 800,000,000 to 2,000,000,000;

2.   To change the Company name to Warning Management Services Inc.;

3.   To approve the Company's 2004 Employee Stock Option Plan (the "2004 Stock Option Plan"), pursuant to which up to 20,000,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock") will be reserved or may be reserved for issuance over the term of the 2004 Stock Option Plan; and

4.   To authorize the Company to issue up to 20,000,000 shares of Preferred Stock.

BECAUSE OF THE SIGNIFICANCE OF THIS PROPOSAL TO THE COMPANY AND ITS SHAREHOLDERS, IT IS VITAL THAT EVERY SHAREHOLDER VOTES AT THE SPECIAL MEETING IN PERSON OR BY PROXY.

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice.

The Board of Directors has fixed the close of business on June 23, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

The Company's board of directors unanimously recommends that you vote FOR all of the above-mentioned proposals.

I hope you will be able to attend the Meeting. However, whether or not you plan to attend the Meeting, we request that you vote with the enclosed proxy card.

If you should have any questions in regard to any of the above-mentioned proposals, please do not hesitate to call our Stockholder Relations Department or me at (310) 860-9969.

Sincerely yours,

/s/Brian Bonar
Brian Bonar
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend in person, we urge you to vote your shares by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save the Company the expenses and extra work of additional solicitation. An addressed envelope is enclosed if you wish to vote your shares by mail. Submitting your proxy now will not prevent you from voting your stock at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

Warning Model Management, Inc.
9440 Santa Monica Boulevard, Suite 400
Beverly Hills, CA 90210
Telephone: (310) 860-9969

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held August 5, 2004

The Special Meeting of Stockholders of Warning Model Management, Inc. will be Held at The Regent Beverly Wilshire, Burgundi Room, 9500 Wilshire Boulevard, Beverly Hills, CA, 90212, on August 5, 2004 at 9:00 a.m., local time, for the following purposes:

1.   To increase the number of authorized shares of our common stock from 800,000,000 to 2,000,000,000;

2.   To change the Company name to Warning Management Services Inc.;

3.   To approve the Company's 2004 Employee Stock Option Plan (the "2004 Stock Option Plan"), pursuant to which up to 20,000,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock") will be reserved or may be reserved for issuance over the term of the 2004 Stock Option Plan; and

4.   To authorize the Company to issue up to 20,000,000 shares of Preferred Stock.

Holders of record of common stock at the close of business on June 23, 2004 are the only stockholders entitled to notice of and to vote at the Special Meeting of Stockholders.

/s/ Brian Bonar
Brian Bonar
Secretary

Dated: June 24, 2004

IMPORTANT

The return of your signed Proxy as promptly as possible will greatly facilitate arrangements for the Meeting. No postage is required if the Proxy is returned in the envelope enclosed for your convenience and mailed in the United States.

Warning Model Management, Inc.
9440 Santa Monica Boulevard, Suite 400
Beverly Hills, CA 90210
Telephone: (310) 860-9969

Proxy Statement
June 24, 2004

This Proxy Statement and the accompanying Proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Warning Model Management, Inc. to be voted at the Special Meeting of Stockholders of the Company (the "Meeting"). The approximate mailing date of this Proxy Statement is July 2, 2004. A Proxy may be revoked at any time before it is voted at the meeting by submitting a later-dated Proxy or by giving written notice of such revocation to the Secretary of the Company. If you do attend the Meeting, you may vote by ballot at the meeting and cancel any Proxy previously given.

VOTING SECURITIES

All holders of record of the Company’s Common Stock at the close of business on June 23, 2004 are entitled to vote at the Meeting. Each share entitles the holder to one vote. The persons appointed by the enclosed Proxy card have advised the Board of Directors that it is their intention to vote at the meeting and comply with the instructions on the Proxy cards received from stockholders and, if no contrary instruction is indicated on the Proxy card, for the election of the persons nominated to serve as directors and in accordance with the recommendations of the Board of Directors on any other matter brought before the meeting.

Voting of Proxies
When you sign, date and return the enclosed Proxy, the shares represented by the Proxy will be voted in accordance with your directions. You can specify your voting instructions by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specific voting instructions, your shares of the common stock will be voted as recommended by the directors:

“FOR” the approval to increase the stock authorized from 800,000,000 to 2,000,000,000 shares;

“FOR” the approval to change the Company name to Warning Management Services Inc.;

“FOR” the approval of the Company's 2004 Employee Stock Option Plan (the "2004 Stock Option Plan"), pursuant to which up to 20,000,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock") will be reserved or may be reserved for issuance over the term of the 2004 Stock Option Plan; and

“FOR” the approval to authorize the Company to issue up to 20,000,000 shares of Preferred Stock.

You may revoke your Proxy at any time before it is voted at the Meeting by submitting a later-dated proxy or by giving written notice of revocation to the Secretary of the Company. If you do attend the Meeting, you may vote by ballot at the Meeting and cancel any proxy previously given. Abstentions and broker non-votes are counted as shares present for determination of a quorum, but are not counted as "For" or "Against" votes on any item to be voted on and are not counted in determining the amount of shares voted on an item.

The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum. The vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the meeting is necessary to approve the increase in authorized common stock.

The cost of all solicitation will be borne by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth current information with respect to the beneficial ownership of the outstanding shares of the Company's Common Stock and Preferred Stock by (i) each person known by the Company to be the beneficial owner of 5% or more the Common Stock or Preferred Stock; (ii) each director of the Company and (iii) all Directors and Executive officers as a group. Percentage of beneficial ownership is based upon 509,271,365 shares of common stock outstanding at May 12, 2004.

Name and Address            Shares Owned Beneficially      Percent of Class
- ----------------                 ----------------------------           -----------------
Steven Chamberlin                   1,725,462             0%
Warning Model Management, INC.
9440 Santa Monica Blvd. #400
Beverly Hills, CA 90210

OFFICERS, DIRECTORS AND EMPLOYEES OF WARNING MODEL MANAGEMENT, INC. AND SUBSIDIARIES

1.    TREAT IN AN ETHICAL MANNER THOSE TO WHOM WARNIMG MODEL MANAGEMENT, INC. AND SUBSIDIARIES (“VERTICAL”) HAS AN OBLIGATION.

We are committed to honesty, just management, fairness, providing a safe and healthy environment free from the fear of retribution, and respecting the dignity due everyone.

For our shareholders we are committed to pursuing sound growth and earnings objectives and to exercising prudence in the use of our assets and resources.

2.    PROMOTE A POSITIVE WORK ENVIRONMENT.

All employees want and deserve a workplace where they feel respected, satisfied, and appreciated. We respect cultural diversity and will not tolerate harassment or discrimination of any kind—especially involving race, color, religion, gender, age, national origin, disability, and veteran or marital status.

Providing an environment that supports honesty, integrity, respect, trust, responsibility, and citizenship permits us the opportunity to achieve excellence in our workplace. While everyone who works for the Company must contribute to the creation and maintenance of such an environment, our executives and management personnel assume special responsibility for fostering a work environment that is free from the fear of retribution and will bring out the best in all of us. Supervisors must be careful in words and conduct to avoid placing, or seeming to place, pressure on subordinates that could cause them to deviate from acceptable ethical behavior.

3.    KEEP ACCURATE AND COMPLETE RECORDS.

We must maintain accurate and complete Company records. Transactions between the Company and outside individuals and organizations must be promptly and accurately entered in our books in accordance with generally accepted accounting practices and principles. No one should rationalize or even consider misrepresenting facts or falsifying records. It will not be tolerated and will result in disciplinary action.

4.     COMPLY WITH ALL SECURITIES LAWS.

In our role as a publicly owned company, we must always be alert to and comply with the security laws and regulations of the United States and other countries.

I.    DO NOT ENGAGE IN SPECULATIVE OR INSIDER TRADING.

Federal law and Company policy prohibits officers, directors and employees, directly or indirectly through their families or others, from purchasing or selling company stock while in the possession of material, non-public information concerning the Company. This same prohibition applies to trading in the stock of other publicly held companies on the basis of material, non-public information. To avoid even the appearance of impropriety, Company policy also prohibits officers, directors and employees from trading options on the open market in Company stock under any circumstances.

Material, non-public information is any information that could reasonably be expected to affect the price of a stock. If an officer, director or employee is considering buying or selling a stock because of inside information they possess, they should assume that such information is material. It is also important for the officer, director or employee to keep in mind that if any trade they make becomes the subject of an investigation by the government, the trade will be viewed after-the-fact with the benefit of hindsight. Consequently, officers, directors and employees should always carefully consider how their trades would look from this perspective.

Two rules will help protect us in this area: (1) Don’t use non-public information for personal gain. (2) Don’t pass along such information to someone else who has no need to know.

II.    BE TIMELY AND ACCURATE IN ALL PUBLIC REPORTS.

As a public company, Vertical must be fair and accurate in all reports filed with the United States Securities and Exchange Commission. Officers, directors and management of Vertical are responsible for ensuring that all reports are filed in a timely manner and that they fairly present the financial condition and operating results of the Company.

Securities laws are vigorously enforced. Violations may result in severe penalties including forced sales of parts of the business and significant fines against the Company. There may also be sanctions against individual employees including substantial fines and prison sentences.

The Chief Executive Officer and Chief Financial Officer will certify to the accuracy of reports filed with the SEC in accordance with the Sarbanes-Oxley Act of 2003. Officers and Directors who knowingly or willingly make false certifications may be subject to criminal penalties or sanctions including fines and imprisonment.

5.    MAINTAIN THE INTEGRITY OF CONSULTANTS, AGENTS, AND REPRESENTATIVES.

Business integrity is a key standard for the selection and retention of those who represent Vertical. Agents, representatives and consultants must certify their willingness to comply with the Company’s policies and procedures and must never be retained to circumvent our values and principles. Paying bribes or kickbacks, engaging in industrial espionage, obtaining the proprietary data of a third party without authority, or gaining inside information or influence are just a few examples of what could give us an unfair competitive advantage and could result in violations of law.

6.    PROTECT PROPRIETARY INFORMATION.

Proprietary Company information may not be disclosed to anyone without proper authorization. Keep proprietary documents protected and secure. In the course of normal business activities, suppliers, customers and competitors may sometimes divulge to you information that is proprietary to their business. Respect these confidences.

7.    OBTAIN AND USE COMPANY ASSETS WISELY.

Personal use of Company property must always be in accordance with corporate policy. Proper use of Company property, information resources, material, facilities and equipment is your responsibility. Use and maintain these assets with the utmost care and respect, guarding against waste and abuse, and never borrow or remove Company property without management’s permission.

8.    BOARD COMMITTEES.

The Company shall establish an Audit Committee empowered to enforce this Code of Ethics. The Audit Committee will report to the Board of Directors at least once each year regarding the general effectiveness of the Company’s Code of Ethics, the Company’s controls and reporting procedures and the Company’s business conduct.

PROPOSAL ONE
DIRECTORS’ PROPOSAL TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 800,000,000 TO 2,000,000,000
(Item 1 on the Proxy Card)

At the Special Meeting, shareholders will be asked to approve and consent to amend the Company’s restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 800,000,000 to 2,000,000,000 shares.

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of common stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of common stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of common stock will remain unchanged under this amendment. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

As of the Record Date, a total of 509,271,365 shares of the Company's currently authorized 800,000,000 shares of common stock are issued and outstanding. The increase of the Company's authorized shares mainly relates to the sale of up to 208,066,667 shares of common stock that may be issued to and sold by existing debenture holders and warrant holders upon the conversion of convertible debentures and upon the exercise of warrants. In addition, underlying some of these convertible debentures are additional warrants in the aggregate sum of 91,797,300 shares. Further, the Company has also issued previous notes, currently over three years old, in the amount of $115,000 at a conversion price of $.0075, for up to 15,333,333 shares. The increase in the number of authorized but unissued shares of common stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

Purposes and Certain Possible Effects of Increasing the Number of Authorized Shares of Common Stock

The Company has historically either publicly offered or privately placed its capital stock to raise funds to finance its operations, and has issued securities to management, non-management employees and consultants. The Company expects to continue to make substantial expenditures for development and marketing of products and services. The Company expects to continue to actively explore and negotiate additional financing that it requires. The Company may also seek acquisitions of other companies, products and assets. These activities are likely to require the Company to sell shares of Common Stock or securities convertible into or exchangeable for Common Stock. The Company has, at times in the past, sold shares or securities instruments exercisable or convertible into shares at below the market price of its Common Stock at the date of issuance and may be required to do so in the future in order to raise financing.

The Board acknowledges that the increase in the number of authorized shares of Common Stock at this time will provide the Company with the ability to issue the shares of Common Stock it is currently obligated to issue pursuant to the exercise and conversion of outstanding convertible securities, and also provide it with the flexibility of having an adequate number of authorized but unissued shares of Common Stock available for future financing requirements without the expense or delay attendant in seeking stockholder approval at any special or other annual meeting. The proposed amendment would provide additional authorized shares of Common Stock that could be used from time to time, without further action or authorization by the stockholders (except as may be required by law or by any stock exchange or over-the-counter market on which the Company's securities may then be listed).

Although it is not the purpose of the proposed amendment and the Board is not aware of any pending or proposed effort to acquire control of the Company, the authorized but unissued shares of Common Stock also could be used by the Board to discourage, delay or make more difficult a change in control of the Company.

This proposed amendment will not affect the rights of existing holders of Common Stock except to the extent that further issuances of Common Stock will reduce each existing stockholder's proportionate ownership. In the event that stockholder approval of this proposed amendment of the Certificate of Incorporation to increase the authorized Common Stock is not obtained, the Company will be unable to satisfy its exercise and conversion obligations under the terms of certain of its outstanding convertible securities and holders of such convertible securities may commence legal proceedings against us.

The proposed increase in the authorized number of shares of common stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

The following is a list of material existing contractual agreements to issue shares of the Company's common stock in connection with convertible debentures and warrants:

On May 3, 2004, WNMI issued an aggregate of $810,000 in Convertible Debentures, pursuant to a Securities Purchase Agreement (the “Agreement”) to the following: $500,000 Convertible Debenture to Alpha Capital Aktiengesellschaft, $100,000 Convertible Debenture to Longview Fund LP, $100,000 Convertible Debenture to Ellis International Ltd., and $110,000 Convertible Debenture to Steve “Sagi” Adirim The convertible debenture can be converted into shares of common stock with the Conversion Price per share being $.0075.

The agreement relates to the resale by the selling stockholders of up to 140,400,000 shares of WNMI’s common stock, including an aggregate sum of 140,400,000 shares of common stock issuable upon conversion of secured convertible debentures, which includes a 30% premium, to the following: 86,666,667 shares of common stock issuable to Alpha Capital Aktiengesellschaft, 17,333,333 shares of common stock issuable to Longview Fund LP, 17,333,333 shares of common stock issuable to Ellis International Ltd., and 19,066,667 shares of common stock issuable to Steve “Sagi” Adirim.

Underlying this agreement are also stock purchase warrants in the aggregate sum of up to 91,797,300 shares, if exercised, at an exercise price of $.025.

Each subscriber of the convertible debenture (Alpha Capital Aktiengesellschaft, Longview Fund LP, Ellis International Ltd., Steve “Sagi” Adirim) shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of common stock beneficially owned by the Subscriber and its affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Subscriber and its affiliates of more than 9.99% of the outstanding shares of common stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 9.99% and aggregate conversions by the Subscriber may exceed 9.99%. The Subscriber may void the conversion limitation described upon and effective after 61 days prior written notice to the Company. The Subscriber may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%.

On December 27, 2002, WNMI issued a $500,000 convertible debenture, bearing interest at 10% per annum, to Mercator Momentum Fund, L.P., which was originally registered in WNMI’s Form SB-2 on December 15, 2003, File number 333-105124. WNMI will issue an additional 62,666,667 shares underlying a $470,000 convertible note, at a conversion price of $.0075, which is the outstanding balance on a $500,000 convertible debenture issued to Mercator Momentum Fund, L.P., originally registered in Form SB-2 on December 15, 2003.

Convertible Notes Payable Due to Members of Warning Model Management, LLC

In December 2002, the merger of Warning Model Management, LLC, and WNMI resulted in WNMI issuing to the members of Warning Model Management, LLC an aggregate of $2,900,000 principal amount of 4% convertible debentures due December 27, 2004. WNMI may issue an additional 386,666,667 shares underlying this $2,900,000 convertible note, at a conversion price of $.0075, which is for the outstanding balance ont the convertible debenture issued to members of Warning Model Management, LLC.,

Further, on July 9, 2003, WNMI issued a common stock purchase warrant to purchase 5,000,000 shares of WNMI common stock to Michael T. Covell, at an exercise price of $.01.

Lastly, WNMI has outstanding, old 4% convertible debentures, over three year old, in the amount of $115,000, at an exercise price of $0.0075, for up to 15,333,333 shares of WNMI common stock.

The 5% Convertible Debenture holders are entitled to convert, at any time, any portion of the principal of the 5% Debentures to common stock at a conversion price for each share at the lower of (a) 80% of the market price at the conversion date or (b) $0.55. WMNI may issue an additional 424,687 shares of common stock underlying a $33,975 convertible note.

Except for the above-referenced, the Company has no other current plans for the issuance of the shares of common stock that the Company is asking its shareholders to authorize the increase.

TRANSACTIONAL EFFECTS ON CAPITALIZATION OF THE COMPANY

The above transactions require the issuance of a greater number of shares of common stock then the Company has authorized. The following table consolidated the above-transactions according to their relationship between the exercise/conversion price and the number of shares issuable when the security is exercised.

Security	Current Conversion/	Number of
	Exercise Price	Shares Issuable

May 3, 2004 convertible debenture #1	$0.0075	86,666,667
May 3, 2004 convertible debenture #2	$0.0075	17,333,333
May 3, 2004 convertible debenture #3	$0.0075	17,333,333
May 3, 2004 convertible debenture #4	$0.0075	19,066,667
May 3, 2004 warrants #1	$0.025	50,000,000
May 3, 2004 warrants #2	$0.025	10,000,000
May 3, 2004 warrants #3	$0.025	10,000,000
May 3, 2004 warrants #4	$0.025	11,000,000
May 3, 2004 warrants #5	$0.025	10,797,300
December 27, 2002 convertible debenture	$0.0075	62,666,667
July 9, 2003 warrant	$0.01	5,000,000
Convertible debentures over 3 years old	$0.0075	15,333,333

TOTAL SHARES ISSUABLE		315,197,300

RISKS RELATING TO THE CONVERTIBLE DEBENTURES AND WARRANTS

The issuance of shares underlying the convertible debentures and warrants will result in dilution to existing shareholders.

The issuance of shares upon conversion of the convertible debentures and exercise of outstanding warrants will cause immediate and substantial dilution to our existing stockholders and may make it difficult for the Company to obtain additional capital.

The continuously adjustable conversion price feature of the Company’s convertible debentures could require it to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.

The Company's obligation to issue shares upon conversion of our convertible securities is essentially limitless. As sequential conversions and sales take place, the price of the Company's securities may decline and if so, its convertible debenture holders would be entitled to receive an increasing number of shares, which could then be sold, triggering further price declines and conversions for even larger numbers of shares. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of the Company's warrants, may be sold without restriction.

WNMI may not gain shareholder approval for the increase in authorized shares which could result in the shutdown of operations.

The failure to increase the number of authorized shares would result in WNMI's inability to fulfill its contractual commitment to the convertible debenture holders to increase its number of authorized shares. This inability to convert the debentures would trigger the default clause contained in the debentures. Contractually, WNMI would be obligated to pay the debenture holders a default payment amounting to the then outstanding principal amount of the debentures plus accrued and unpaid interest on the unpaid principal of the debentures plus a pro-rated default interest rate on the default payment amount. In addition, WNMI may be subject to liquidated damages as a result of an inability to honor a debenture holder's conversion request. The inability of WNMI to meet its contractual obligations to the debenture holders would most likely result in some sort of legal action from the debenture holders, which would result in the shutdown of operations.

WNMI’s overhang affect of the debenture holders’ conversion and subsequent resale of common stock on the market could result in lower stock prices.

Overhang can translate into a potential decrease in WNMI's market price per share. The common stock underlying unconverted debentures represents overhang. These debentures are converted into common stock at a discount to the market price, providing the debenture holder the ability to sell his or her stock at or below market and still make a profit. If the share volume cannot absorb the discounted shares, WNMI's market price per share will likely decrease. As the market price decreases, each subsequent conversion will require a larger quantity of shares to be issued.

PROPOSAL TWO
TO CHANGE THE COMPANY NAME TO WARNING MANAGEMENT SERVICES INC.
(Item 2 on the Proxy Card)

At the Special Meeting, shareholders will be also asked to approve and consent to amend the Company’s name from Warning Model Management, Inc. to Warning Management Services Inc., and concurrently to change the Company’s OTCBB trading symbol. The Company’s new Symbol will be determined at the time the name change becomes affective. The name change action was taken to reflect the Company’s plans to expand in complimentary areas of businesses which provide for staffing and people requirements.

PROPOSAL THREE
APPROVAL OF 2004 EMPLOYEE STOCK OPTION PLAN
(Item 3 on the Proxy Card)

At the Special Meeting, shareholders will be also asked to approve the 2004 Stock Option Plan (the "2004 Stock Option Plan"), pursuant to which 20,000,000 shares of Common Stock will be reserved for issuance. The Board has authorized the implementation of the 2004 Stock Option Plan as a comprehensive equity incentive program to attract and retain the services of those persons essential to the Company's growth and financial success. The 2004 Stock Option Plan was adopted by the Board on May 24, 2004.

The following summary describes the material features of the 2004 Stock Option Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2004 Stock Option Plan. A complete form of the 2004 Stock Option Plan has been attached hereto as Exhibit A.

The following is a summary of the material features of the 2004 Stock Option Plan.

SHARES SUBJECT TO THE OPTION PLAN AND ELIGIBILITY

The 2004 Stock Option Plan authorizes the grant of options to purchase a maximum of 20,000,000 shares of the Company's Common Stock (subject to adjustment as described below) to employees and directors of, and consultants to, the Company or any of its subsidiaries. Upon expiration, cancellation or termination of unexercised options, the shares of the Company's Common Stock subject to such options will again be available for the grant of options under the 2004 Stock Option Plan.

TYPE OF OPTIONS

Options granted under the 2004 Stock Option Plan may either be incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options, which do not qualify as ISOs ("NQSOs"). ISOs, however, may only be granted to employees.

ADMINISTRATION

The 2004 Stock Option Plan is to be administered by the Compensation Committee, which will consist of "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It is also expected that Compensation Committee members will be "outside directors,” within the meaning of Section 162(m) of the Code. Those administering the 2004 Stock Option Plan are referred to as the "Administrators."

Among other things, the Administrators are empowered to determine, within the express limits contained in the 2004 Stock Option Plan, the employees, consultants and directors to be granted options, whether an option granted to an employee is to be an ISO or a NQSO, the number of shares of Common Stock to be subject to each option, the exercise price of each option, the term of each option, the date each option shall become exercisable as well as any terms and conditions relating to the exercisability of each option, whether to accelerate the date of exercise of any option or installment and the form of payment of the exercise price, to construe each stock option contract between the Company and an optionee and, with the consent of the optionee, to cancel or modify an option. The Administrators are also authorized to prescribe, amend and rescind rules and regulations relating to the 2004 Stock Option Plan and make all other determinations necessary or advisable for administering the 2004 Stock Option Plan.

TERMS AND CONDITIONS OF OPTIONS

Options granted under the 2004 Stock Option Plan are subject to, among other things, the following terms and conditions:

(a) The exercise price of each option is determined by the Administrators; provided, however, that the exercise price of an ISO may not be less than the fair market value of the Company’s Common Stock on the date of grant (110% of such fair market value if the optionee owns, or is deemed to own, more than 10% of the voting power of the Company).

(b) Options may be granted for terms established by the Administrators; provided, however, that the term of an ISO may not exceed 10 years (five years if the optionee owns, or is deemed to own, more than 10% of the voting power of the Company).

(c) The maximum number of shares of the Company’s Common Stock for which options may be granted to an employee in any calendar year is 250,000. In addition, the aggregate fair market value of shares with respect to which ISOs may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $100,000.

(d) The exercise price of each option is payable in full upon exercise or, if the Administrators permit, in installments. Payment of the exercise price of an option may be made in cash, or, if the Administrators permit (but only to the extent permitted), in shares of the Company’s Common Stock or any combination thereof.

(e) Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

(f) Except as may otherwise be provided in the option contract related to the option, if the optionee's relationship with the Company as an employee, director or consultant is terminated for any reason other than death or disability, the option may be exercised, to the extent exercisable at the time of termination of such relationship at any time, within three months thereafter, but in no event after the expiration of the term of the option; provided, however, if the relationship is terminated either for cause or without the consent of the Company, the option will terminate immediately. Except as may be provided in the option contract related to the option, an option is not affected by a change in the status of an optionee so long as the optionee continues to be an employee or director of, or a consultant to, the Company. Except as otherwise provided in the optionee's option contract, in the case of the death of an optionee while an employee, director or consultant (or, generally, within three months after termination of such relationship, or within one year after termination of such relationship by reason of disability), the optionee's legal representative or beneficiary may exercise the option, to the extent exercisable on the date of death, at any time within one year after such date, but in no event after the expiration of the term of the option. Except as otherwise provided in the optionee's option contract, an optionee whose relationship with the Company is terminated by reason of disability may exercise the option, to the extent exercisable at the effective date of such termination, at any time within one year thereafter, but not after the expiration of the term of the option.

(g) The Company may withhold cash and/or, with the consent of the Administrators, shares of the Company's Common Stock having an aggregate value equal to the amount which the Company determines is necessary to meet its obligations to withhold any federal, state and/or local taxes or other amounts incurred by reason of the grant, exercise or vesting of an option or the disposition of shares acquired upon the exercise of the option. Alternatively, the Company may require the optionee to pay the Company such amount in cash promptly upon demand.

ADJUSTMENT IN EVENT OF CAPITAL CHANGES

In the event of any change in the Company's Common Stock by reason of any stock dividend, stock split, combination, reclassification, recapitalization, merger in which the Company is the surviving corporation, spin-off, split-up, exchange of shares or the like, the following adjustments to the 2004 Stock Option Plan shall be made to:

•the number and kind of shares available under the 2004 Stock Option Plan;

•the number and kind of shares subject to the 2004 Stock Option Plan;

•each outstanding option;

•the exercise prices of outstanding options; and

•the limitations on the number of shares that may be granted to any employee in any calendar year.

Any outstanding options shall terminate upon the earliest occurrence of any of the following events, unless other provision is made therefore in the applicable event:

•the liquidation or dissolution of the Company; or

•a transaction (or series of related transactions) that is approved by a majority of the members of the Board as elected by stockholders prior to the first of such transactions (including, without limitation, a merger, consolidation, sale of stock by the Company or its stockholders, tender offer or sale of assets)

In which either:

•the voting power (in the election of directors generally) of the Company's voting securities outstanding immediately prior to such transaction ceases to represent at least 50% of the combined voting power (in the election of directors generally) of the Company or such surviving entity outstanding immediately after such transaction; or

•the registration of the Company’s Common Stock under the Securities Exchange Act of 1934 is terminated.

DURATION AND AMENDMENT OF THE 2004 STOCK OPTION PLAN

No option may be granted under the 2004 Stock Option Plan after ___________. The Board may at any time terminate or amend the 2004 Stock Option Plan; provided, however, that, without the approval of the Company’s stockholders, no amendment may be made which would:

•except as a result of the anti-dilution adjustments described above, increase the maximum number of shares for which options may be granted under the 2004 Stock Option Plan or increase the maximum number of shares covered by options that may be granted to an employee in any calendar year;

•change the eligibility requirements for persons who may receive options under the 2004 Stock Option Plan; or o make any change for which applicable law requires stockholder approval.

No termination or amendment may adversely affect the rights of an optionee with respect to an outstanding option without the optionee's consent.

FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of certain material federal income tax consequences of the grant and exercise of the options under the 2004 Stock Option Plan and the sale of any underlying security. This description is based on current law which is subject to change, possibly with retroactive effect. This discussion does not purport to address all tax considerations relating to the grant and exercise of the options or resulting from the application of special rules to a particular optionee (including an optionee subject to the reporting and short-swing profit provisions under Section 16 of the Securities Exchange Act of 1934, as amended), and state, local, foreign and other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying securities. An optionee should consult with the optionee's own tax advisors with respect to the tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of any underlying security.

ISOs Exercised With Cash: No taxable income will be recognized by an optionee upon the grant or exercise of an ISO. The optionee’s tax basis in the shares acquired upon the exercise of an ISO with cash will be equal to the exercise price paid by the optionee for such shares.

If the shares received upon exercise of an ISO are disposed of more than one year after the date of transfer of such shares to the optionee and more than two years from the date of grant of the option, the optionee will recognize long-term capital gain or loss on such disposition equal to the difference between the selling price and the optionee's basis in the shares, and the Company will not be entitled to a deduction. Long-term capital gain is generally subject to more favorable tax treatment than short-term capital gain or ordinary income.

If the shares received upon the exercise of an ISO are disposed of prior to the end of the two-years-from-grant/one-year-after-transfer holding period (a "disqualifying disposition"), the excess (if any) of the fair market value of the shares on the date of transfer of such shares to the optionee over the exercise price (but not in excess of the gain realized on the sale of the shares) will be taxed as ordinary income in the year of such disposition, and the Company generally will be entitled to a deduction in the year of disposition equal to such amount. Any additional gain or any loss recognized by the optionee on such disposition will be short-term or long-term capital gain or loss, as the case may be, depending upon the period for which the shares were held.

NQSOS EXERCISED WITH CASH: No taxable income will be recognized by an optionee upon the grant of a NQSO. Upon the exercise of a NQSO, the excess of the fair market value of the shares received at the time of exercise over the exercise price therefore will be taxed as ordinary income, and the Company will generally be entitled to a corresponding deduction. The optionee's tax basis in the shares acquired upon the exercise of such NQSO will be equal to the exercise price paid by the optionee for such shares plus the amount of ordinary income so recognized.

Any gain or loss recognized by the optionee on a subsequent disposition of shares purchased pursuant to a NQSO will be short-term or long-term capital gain or loss, depending upon the period during which such shares were held, in an amount equal to the difference between the selling price and the optionee's tax basis in the shares.

EXERCISES OF OPTIONS USING PREVIOUSLY ACQUIRED SHARES: If previously acquired shares are surrendered in full or partial payment of the exercise price of an option (whether an ISO or a NQSO), gain or loss generally will not be recognized by the optionee upon the exercise of such option to the extent the optionee receives shares which on the date of exercise have a fair market value equal to the fair market value of the shares surrendered in exchange therefore ("Replacement Shares"). If the option exercised is an ISO or if the shares used were acquired pursuant to the exercise of an ISO, the Replacement Shares are treated as having been acquired pursuant to the exercise of an ISO.

However, if an ISO is exercised with shares which were previously acquired pursuant to the exercise of an ISO but which were not held for the required two-years-from-grant/one-year-after-transfer holding period, there is a disqualifying disposition of such previously acquired shares. In such case, the optionee would recognize ordinary income on such disqualifying disposition equal to the difference between the fair market value of such shares on the date of exercise of the prior ISO and the amount paid for such shares (but not in excess of the gain realized). Special rules apply in determining which shares are considered to have been disposed of and in allocating the basis among the shares. No capital gain is recognized.

The optionee will have an aggregate basis in the Replacement Shares equal to the basis of the shares surrendered, increased by any ordinary income required to be recognized on the disposition of the previously acquired shares. The optionee's holding period for the Replacement Shares generally includes the period during which the surrendered shares were held.

Any shares received by the optionee on such exercise in addition to the Replacement Shares will be treated in the same manner as a cash exercise of an option for no consideration.

ALTERNATIVE MINIMUM TAX

In addition to the federal income tax consequences described above, an optionee who exercises an ISO may be subject to the alternative minimum tax, which is payable only to the extent it exceeds the optionee's regular tax liability. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price is an adjustment which increases the optionee's alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such amount for purposes of computing the gain or loss on disposition of the shares for alternative minimum tax purposes. If the optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowable as a tax credit against the optionee's regular tax liability (net of other non-refundable credits) in subsequent years. To the extent the credit is not used, it is carried forward. An optionee holding an ISO should consult with the optionee's tax advisors concerning the applicability and effect of the alternative minimum tax.

VALUATION

As of June 23, 2004, the closing price of the Company’s Common Stock on the OTC Bulletin Board (the "OTC") was $0.0054 per share.

PROPOSAL FOUR
TO AUTHORIZE THE COMPANY TO ISSUE UP TO 20,000,000 SHARES OF PREFERRED STOCK
(Item 4 on the Proxy Card)

At the Special Meeting, shareholders will be also asked to approve and authorize the Company to issue up to 20,000,000 shares of Preferred Stock. Each share of Preferred Stock shall have a par value of $0.001. The rights and preferences of the Preferred Stock holders are stated below.

The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall set forth the number of shares comprising each such series, the voting powers, full or limited or none, of each such series and the designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of each such series. The Board of Directors is authorized to alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

OTHER MATTERS

The Board of Directors of the Company does not intend to bring any other matters before the Special Meeting and does not know of any other matter that may be brought before the Special Meeting.

Submission of 2004 Stockholder Proposals

Proposals of stockholders that are intended to be presented at the special meeting in 2004 must be received by the Secretary of Warning Model Management, INC. 9440 Santa Monica Blvd., Suite 400 Beverly Hills, CA 90210, no later than July 30, 2004 to be considered for inclusion in the Company’s 2004 Proxy material.

A copy of the Company’s Form 10-KSB may be obtained by written request from Brian Bonar, Chief Executive Officer, at the Company, at the above address.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

                       By order of the Directors

                       /s/ Brian Bonar
                       Brian Bonar
                       Chief Executive Officer

Dated: June 24, 2004

THE BOARD OF DIRECTORS OF
WARNING MODEL MANAGEMENT, INC.

Dated: June 24, 2004

WARNING MODEL MANAGEMENT, INC. - PROXY OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Brian Bonar jointly and severally, as proxies, with full power of substitution and re-substitution, to vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Special Meeting") of Warning Model Management, Inc. (the “Company”) to be held on August 5, 2004 at 9:00 A.M. local time, at The Regent Beverly Wilshire, Burgundi Room, 9500 Wilshire Boulevard, Beverly Hills, CA, 90212, or at any postponements or adjournments thereof, as specified below, and to vote in his or her discretion on such other business as may properly come before the Special Meeting and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A “VOTE FOR” PROPOSALS 1, 2, 3 and 4.

1.   APPROVAL OF INCREASE IN NUMBER OF COMMON STOCK:

Approval of an amendment to the Company’s certificate of incorporation to increase the number of the Common Stock authorized to be issued to 2,000,000,000 shares.

 ☐ VOTE FOR   ☐ VOTE AGAINST   ☐ ABSTAIN

2.    TO CHANGE THE COMPANY NAME TO WARNING MANAGEMENT SERVICES, INC.:

   ☐ VOTE FOR   ☐ VOTE AGAINST   ☐ ABSTAIN

3.    TO APPROVE THE COMPANY’S 2004 EMPLOYEE STOCK OPTION PLAN, PURSUANT TO WHICH UP TO 20,000,000 SHARES OF THE COMPANY’S COMMON STOCK, PAR VALUE $.001 PER SHARE, WILL BE RESERVED OR MAY BE RESERVED FOR ISSUANCE OVER THE TERM OF THE 2004 STOCK OPTION PLAN:

   ☐ VOTE FOR   ☐ VOTE AGAINST   ☐ ABSTAIN

4.    TO AUTHORIZE THE COMPANY TO ISSUE UP TO 20,000,000 SHARES OF PREFERRED STOCK:

   ☐ VOTE FOR   ☐ VOTE AGAINST   ☐ ABSTAIN

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, and 4, AND WILL BE VOTED BY THE PROXY HOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE SPECIAL MEETING OR ANY ADJOURNMENT(s) THEREOF TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED BE CHECKED.

DATED: ____________________, 2004

SIGNATURE OF STOCKHOLDER

PRINTED NAME OF STOCKHOLDER

TITLE (IF APPROPRIATE)

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH, AND, IF SIGNING FOR A CORPORATION, GIVE YOUR TITLE. WHEN SHARES ARE IN THE NAMES OF MORE THAN ONE PERSON, EACH SHOULD SIGN.

CHECK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING. ☐